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                                   EXHIBIT 6.3


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                                  [LETTERHEAD]





The Sponsor and Trustee
Midwest Equity Trust
Financial Securities Series 1:


We consent to the use of our report included herein and to the reference to our Firm under the heading "Experts" in the prospectus.





/s/ KPMG Peat Marwick LLP

Indianapolis, Indiana
September 23, 1996